UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 7, 2023

(Date of earliest event reported)

ODYSSEY HEALTH, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56196	47-1022125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2300 West Sahara Avenue, Suite 800 - #4012, Las Vegas, NV	89102
(Address of principal executive offices)	(Zip Code)

(702) 780-6559

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act:

Title of each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock ($0.001 par value)	ODYY	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 7, 2023, Odyssey Health, Inc. formerly known as Odyssey Group International, Inc. (“Odyssey”) held its Special Meeting of Stockholders. At the Special Meeting, the stockholders: (1) approved the asset purchase agreement of its neurological drug therapies and technologies to Oragenics, Inc.; and (2) approved the adjournment or postponement of the Special Meeting, if necessary.

The number of votes cast in favor or against or abstaining or withheld by the stockholders on each of the foregoing matters are set forth below.

Proposal #1: The Asset Purchase Agreement

Shares Voted For	Shares Voted Against	Shares Abstaining/Withheld
45,032,700	333,249	48,943

Proposal #2: The Adjournment Proposal

Shares Voted For	Shares Voted Against	Shares Abstaining/Withheld
44,826,263	255,690	332,939

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Odyssey Health, Inc.

Date: December 7, 2023	By:	/s/ Joseph Michael Redmond
Joseph Michael Redmond Chief Executive Officer

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